Exhibit 20.1

ARRAN  FUNDING  LIMITED - SERIES 05-A

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                            ARRAN2005

Arran Funding Limited - Series:                     05-A

ABS - Credit Card - Bank, Closing Date:             December 15, 2005

As at:                                               October 16, 2006

                        RATING (S&P/Moodys/Fitch)               POOLFACTOR        PAY                    COUPON
TRANCHE   CURRENCY     ORIGINAL            CURRENT        ORIGINAL    CURRENT   FREQUENCY          BASIS            CURRENT
----------------------------------------------------------------------------------------------------------------------------
Class A      USD    AAA /Aaa/AAA         AAA /Aaa/AAA       100%        100%     Monthly    1 Mth LIBOR + 0.02%     5.35000%
Class B      USD       A/A1/A               A/A1/A          100%        100%     Monthly    1 Mth LIBOR + 0.18%     5.51000%
Class C      USD     BBB/Baa2/NR          BBB/Baa2/NR       100%        100%     Monthly    1 Mth LIBOR + 0.32%     5.65000%

                  Scheduled start of Controlled Accumulation Period:  1 June, 2007
                  Expected maturity:                                  15 December, 2008
                  Legal final maturity:                               15 December, 2010
                  Structure:                                          Sr/sub Seq Pay
                  Tax Election:                                       Debt
                  Amort. Type:                                        Soft Bullet
                  Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
                  Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
                  Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
                  Trustee:                                            Bank of New York (The)
                  Underwriter:                                        The Royal Bank of Scotland plc

Pool Performance

Month end       Gross      Expense    Gross Charge        Excess       Excess      Transferor Interest
              Yield (%)   Rate (%)    Off Rate (%)      Spread (%)   Spread (%)             %          Min %
                                                                    Roll 1/4 Ave
30 Sep 2006    17.88%       5.90%           7.67%          4.31%        5.32%             38.17%        6%
31 Aug 2006    19.12%       5.89%           7.81%          5.42%        6.11%             38.88%        6%
31 Jul 2006    18.33%       5.30%           6.81%          6.22%        6.54%             39.76%        6%
30 Jun 2006    18.97%       5.82%           6.46%          6.69%        6.44%             40.08%        6%
31 May 2006    19.69%       5.64%           7.35%          6.71%        6.50%             41.07%        6%
30 Apr 2006    16.60%       4.96%           5.72%          5.92%        6.36%             41.51%        6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                   (% Pool)
                ---------------------------------------------------
Month end        30-59 days  60-89 days  90-179 days    180+ days      Total
---------        ----------  ----------  -----------    ---------      -----

30 Sep 2006         1.26%       1.01%        2.43%        3.63%        8.34%
31 Aug 2006         1.28%       0.98%        2.47%        3.50%        8.23%
31 Jul 2006         1.28%       0.96%        2.48%        3.44%        8.16%
30 Jun 2006         1.22%       0.97%        2.45%        3.39%        8.03%
31 May 2006         1.24%       1.01%        2.35%        3.28%        7.88%
30 Apr 2006         1.32%       0.98%        2.30%        3.28%        7.88%

Payment Rate

                   Payments                                       Pool balance
               -----------------------------                      ------------
Month End      Total ((pound)000)  Rate (%)                         (pound)000

30 Sep 2006         1,033,824       21.48%                           4,764,939
31 Aug 2006         1,141,613       23.38%                           4,812,820
31 Jul 2006         1,099,658       22.39%                           4,883,405
30 Jun 2006         1,144,949       22.93%                           4,911,036
31 May 2006         1,202,916       23.90%                           4,992,642
30 Apr 2006           977,762       19.57%                           5,033,594

Average Actual Balance:                (pound) 1,084

Number of Accounts:                        4,396,296

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 16th day of October, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business